UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (720) 390-3880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On October 20, 2021, the Board appointed Sonia Lo as a director, to hold office until the Company’s 2022 annual meeting of stockholders or until her successor is duly elected and qualified.

Ms. Lo brings over two decades of combined agriculture, technology, and business experience to urban-gro. From May 2020 to May 2021, Ms. Lo was CEO of Sensei Ag Holdings, Inc. During her tenure, she led the building of four farms across North America, ranging from low-tech aquaponics and high dome poly, to high-tech glasshouse facilities. From April 2013 to April 2020, Ms. Lo was CEO of Crop One Holdings, Inc., a vertical farming company that owns FreshBoxFarms in Millis, MA. She is the first woman to serve as CEO of a major vertical farming company. Ms. Lo has a Bachelor’s degree in Political Science & Mathematics from Stanford University and an MBA from Harvard Business School.

Ms. Lo does not have any family relationships with any of the Company’s directors or executive officers or any people nominated or chosen by the Company to become a director or executive officer. Ms. Lo is not a party to any transactions described by Item 404(a) of Regulation S-K.

The Company issued a press release regarding Ms. Lo’s appointments on October 21, 2021. The full text of the press release is furnished as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit
99.1	Press Release issued by urban-gro, Inc. on October 21, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: October 21, 2021	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer